UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 25, 2008

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, S. Leslie Flegel resigned as a director of National Patent Development Corporation (“NPDC”) and as Chairman of the Board and a director of NPDC’s majority-owned subsidiary, Five Star Products, Inc. (“Five Star”), effective immediately.  Mr. Flegel resigned to pursue other interests; his resignation is not due to any disagreement with NPDC or Five Star.  NPDC’s Board of Directors (the “Board”) is evaluating whether the directorship vacancy caused by Mr. Flegel’s resignation will be filled or whether the number of directors set by the Board will be reduced.

In connection with Mr. Flegel’s resignation, Five Star, NPDC and Mr. Flegel entered into an agreement, dated March 25, 2008 (the “Agreement and Release”), related to the purchase and sale of shares of NPDC common stock, par value $0.01 per share (“NPDC Common Stock”), and Five Star common stock, par value $0.01 per share (“Five Star Common Stock”), which were originally sold or issued to him by NPDC and Five Star when he joined Five Star and NPDC.  Pursuant to the Agreement and Release, Mr. Flegel sold to NPDC (i) 200,000 shares of NPDC Common Stock (the “Flegel NPDC Shares”) at a price of $3.60 per share (pursuant to the NPDC Agreement described below, the Flegel NPDC Shares were convertible into 1.2 million shares of Five Star Common Stock owned by NPDC, which right was used as the basis to determine the purchase price of the Flegel NPDC Shares), and (ii) 1,698,336 shares of Five Star Common Stock at a price of $0.60 per share.  Pursuant to an agreement, dated March 25, 2008 (the “Sale Agreement”), among Five Star, NPDC and Mr. Flegel’s children and grandchildren, Mr. Flegel’s children and grandchildren agreed to sell to NPDC an additional 301,664 shares of Five Star Common Stock at the price of $0.60 per share.  These shares were originally issued to Mr. Flegel by Five Star when he joined Five Star and were gifted by him to his children and grandchildren thereafter.  The aggregate 2,000,000 shares of Five Star Common Stock acquired by NPDC from Mr. Flegel and his children and grandchildren are referred to herein as the “Flegel Five Star Shares”.  The Agreement and Release and the Sale Agreement are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Five Star will record a non-cash expense of approximately $1,100,000 in the first quarter of 2008 related to the Agreement and Release and the Sale Agreement.  NPDC, on a separate company basis, does not expect to record any material expense as a result of the transactions referred to in this Form 8-K.  The market value of Five Star Common Stock on March 25, 2008 was $0.38 per share, and the market value of NPDC Common Stock on March 25, 2008 was $2.40 per share.

Pursuant to the terms of the Agreement and Release, Mr. Flegel agreed to keep confidential any information regarding NPDC or Five Star’s business or strategy which is not publicly available that was acquired in the performance of his duties for NPDC or Five Star.  Mr. Flegel will be subject to one-year non-compete and non-solicitation covenants contained in the Agreement and Release.  Mr. Flegel also agreed in the Agreement and Release to a one-year standstill covenant, which generally prevents him, without the prior approval of the NPDC Board of Directors, from buying securities issued by NPDC or Five Star and from participating in a tender offer, proxy solicitation or other transaction involving any merger, consolidation or reorganization concerning NPDC, Five Star or either of their subsidiaries.

Under the Agreement and Release, NPDC and Five Star released Mr. Flegel, and Mr. Flegel released NPDC and Five Star, from any possible claims or causes of action, including any claims arising out of Mr. Flegel’s employment and/or consulting relationship with NPDC or Five Star and his service as an officer or director of either of NPDC or Five Star.  The parties did not agree to release future claims or to release NPDC or Five Star from any obligation to indemnify Mr. Flegel for his service as an officer or director of NPDC or Five Star.  For separate consideration under the Agreement and Release, Mr. Flegel agreed to release NPDC and Five Star from any and all claims under the federal Age Discrimination in Employment Act of 1967, as amended (subject to a seven-day revocation period that commenced at the time that Mr. Flegel signed the Agreement and Release).

Pursuant to the terms of the Agreement and Release, the following agreements, each of which was entered into in connection with Mr. Flegel’s election as a director and Chairman of the Board of Five Star and as director of NPDC, were immediately terminated:

•	Agreement, dated as of March 2, 2007 by and between Leslie Flegel and Five Star Products, Inc. (the “FS Agreement”);

•	Purchase Agreement, dated as of March 2, 2007, between National Patent Development Corporation and Leslie Flegel (the “NPDC Agreement”);

•	Registration Rights Agreement, dated as of March 2, 2007, between Five Star Products, Inc. and Leslie Flegel (the “Flegel Five Star Registration Rights Agreement”); and

•
Registration Rights Agreement, dated as of March 2, 2007, between National Patent Development Corporation and Leslie Flegel (the “Flegel NPDC Registration Rights Agreement” and, together with the Flegel Five Star Registration Rights Agreement, the “Registration Rights Agreements”).

Under the FS Agreement, Mr. Flegel received an annual fee of $100,000 and was to be reimbursed (i) for all travel expenses incurred in connection with his performance of services to Five Star and (ii) beginning in November 2007, for up to $125,000 per year of the cost of maintaining an office.

In addition, pursuant to the FS Agreement, Five Star issued to Mr. Flegel the Flegel Five Star Shares, all of which were fully vested and not subject to forfeiture.

The FS Agreement provided that Mr. Flegel would not serve in an operating capacity as an executive officer with any other unaffiliated company.  The FS Agreement also contained non-compete and non-solicitation covenants.

Pursuant to the FS Agreement, Five Star had the right to terminate the FS Agreement:  (i) upon Mr. Flegel's death or disability; (ii) if Mr. Flegel engaged in conduct that was materially monetarily injurious to Five Star; (iii) if Mr. Flegel willfully and continually failed to perform his duties or obligations under the Agreement; or (iv) upon a Change of Control (as defined in the FS Agreement) of Five Star or NPDC.  The FS Agreement provided that, if the FS Agreement was terminated by Five Star in accordance with the foregoing, Five Star would have been required to pay Mr. Flegel his fee accrued, and reimburse him for any expense incurred, only through the date the FS Agreement was terminated.

Pursuant to the terms of the NPDC Agreement, Mr. Flegel purchased the Flegel NPDC Shares from NPDC at a price of $2.40 per share and had the right to exchange any or all of the Flegel NPDC Shares into shares of Five Star Common Stock held by NPDC at the ratio of six shares of Five Star Common Stock for each share of NPDC Common Stock.

The NPDC Agreement also provided that if the fair market value of the Flegel Five Star Shares was less than $280,000 on the last day of the term of such agreement, Mr. Flegel would have the right to require NPDC to repurchase the Flegel Five Star Shares for $280,000.

Five Star and NPDC each granted Mr. Flegel certain demand and piggy-back registration rights pursuant to the Flegel NPDC Registration Rights Agreement and the Flegel Five Star Registration Rights Agreement; provided, that in regard to piggy-back registration rights, Mr. Flegel only had the right to include his Five Star Common Stock in a registration statement that would have included shares of Five Star Common Stock owned by NPDC and then generally only in proportion to the number of shares of Five Star Common Stock being registered for NPDC’s benefit.

Mr. Flegel had also agreed that, during the term of the FS Agreement, he would not sell or otherwise dispose of the 200,000 Flegel NPDC Shares purchased by him pursuant to the NPDC Agreement or any shares of Five Star Common Stock into which they may have been exchanged or the Flegel Five Star Shares, except upon the prior written consent of the relevant Board of Directors or as part of a registered public offering, as set forth in the Flegel NPDC Registration Rights Agreement or the Flegel Five Star Registration Rights Agreement.

The FS Agreement, the Flegel Five Star Registration Rights Agreement, the NPDC Agreement, and the Flegel NPDC Registration Rights Agreement were filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to Five Star’s Current Report on Form 8-K filed March 7, 2007 and each is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title

10.1
Agreement and Release, dated March 25, 2008, by and among Leslie Flegel, National Patent Development Corporation and Five Star Products, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Five Star Products, Inc. with the Securities and Exchange Commission on March 27, 2008)

10.2
Sale Agreement, dated March 25, 2008, by and among National Patent Development Corporation, Five Star Products, Inc., Jason Flegel, Carole Flegel, Dylan Zachary Flegel UTMA – FL, Brooke Flegel UTMA – FL, Mark Flegel, Darryl Sagel, Lauren Sagel, Graham Spencer Sagel UTMA – NY and Alexa Danielle Sagel UTMA – NY (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Five Star Products, Inc. with the Securities and Exchange Commission on March 27, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: March 27, 2008	By:	/s/ IRA J. SOBOTKO
Name: Ira J. Sobotko
Title: Vice President, Finance, Secretary &Treasurer

Exhibits

Exhibit No.	Title

10.1
Agreement and Release, dated March 25, 2008, by and among Leslie Flegel, National Patent Development Corporation and Five Star Products, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Five Star Products, Inc. with the Securities and Exchange Commission on March 27, 2008)

10.2
Sale Agreement, dated March 25, 2008, by and among National Patent Development Corporation, Five Star Products, Inc., Jason Flegel, Carole Flegel, Dylan Zachary Flegel UTMA – FL, Brooke Flegel UTMA – FL, Mark Flegel, Darryl Sagel, Lauren Sagel, Graham Spencer Sagel UTMA – NY and Alexa Danielle Sagel UTMA – NY (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Five Star Products, Inc. with the Securities and Exchange Commission on March 27, 2008)